PRICING SUPPLEMENT NO. 42 (revised)                           Rule 424 (b)(3)
DATED: October 1, 1997                                       File No. 333-43565
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)

                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:            Floating Rate Notes      Book Entry Notes
$50,000,000                  [x]                      [x]

Original Issue Date:         Fixed Rate Notes         Certificated Notes
10/06/97                     [_]                      [_]

Maturity Date: 01/08/2001

Option to Extend Maturity:   No  [x]

                             Yes [_]   Final Maturity Date:

                                            Optional           Optional
                       Redemption           Repayment          Repayment
Redeemable On          Price(s)             Date(s)            Price(s)
-------------          ----------           ---------          ----------

N/A                    N/A                  N/A                N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:
0
Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                         Maximum Interest Rate: N/A

[_]         Commercial Paper Rate            Minimum Interest Rate: N/A

[_]         Federal Funds Rate               Interest Reset Date(s): *

[_]         Treasury Rate                    Interest Reset Period: Quarterly

[_]         LIBOR Reuters                    Interest Payment Date(s): **

[_]         LIBOR Telerate

[_]         Prime Rate

[x]         CMT Rate

Initial Interest Rate: ***                   Interest Payment Period: Quarterly

Index Maturity:  Two Years

Spread (plus or minus): +.20%
-------------------------------------

*        Quarterly on the 6th, commencing January 6, 1998.

**       Quarterly on the 6th, commencing January 6, 1998.

***      The CMT Rate on October 2, 1997, plus 20 basis points.

         The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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